Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 14, 2014, relating to the consolidated financial statements of Vantiv, Inc. and subsidiaries, and the effectiveness of Vantiv, Inc. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Vantiv, Inc. for the year ended December 31, 2013.
/s/ Deloitte & Touche LLP
Cincinnati, Ohio
June 19, 2014